SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  March 22, 2016

INVUITY, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-37417	04-3803169
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

444 De Haro Street

San Francisco, CA 94107

(Address of principal executive offices)

(650) 655-2100

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 23, 2016, the Board of Directors of the Company (the “Board”) completed a process to re-align its members into three classes of nearly equal size.  In order to facilitate this process, Gregory T. Lucier agreed to change from a Class III member of the Board to a Class I member of the Board.  To effect this change, Mr. Lucier resigned as a Class III director and was immediately re-appointed to the Board as a Class I director.  Mr. Lucier will continue as the Chairman of the Board and as a member of the compensation committee of the Board.

The Company and Mr. Lucier did not enter into any new plan, contract, arrangement or compensatory plan in connection with his resignation and reappointment.  In addition, Mr. Lucier is not entitled to receive a stock option grant to which new directors are generally entitled upon appointment to the Board under the Board’s compensation policy for non-employee directors, as the Board considered this change to be administerial in nature and his service as a member of the Board continued without interruption.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INVUITY, INC.
Date: March 25, 2016
	By:	/s/ Philip Sawyer
Philip Sawyer
President and Chief Executive Officer